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                                                                   Exhibit 10.16
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                         PEGASUS HOLDINGS CORPORATION I

                                       and

                            FIRST UNION NATIONAL BANK

                                as Warrant Agent



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                      First Supplemental WARRANT AGREEMENT



                          Dated as of February 22, 2001





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         FIRST SUPPLEMENTAL WARRANT AGREEMENT dated as of February 22, 2001 (the
"First Supplemental Warrant Agreement"), between Pegasus Holdings Corporation I, a Delaware corporation, (the "Company"), and First Union National Bank, as warrant agent (the "Warrant Agent"), to the warrant agreement, dated as of January 27, 1997, between Pegasus Communications Corporation and the Warrant Agent (the "Warrant Agreement").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, Pegasus Communications Corporation ("Pegasus") and the Warrant Agent have heretofore executed and delivered the Warrant Agreement providing for the issuance of 100,000 warrants (the Warrants"), to purchase up to an aggregate of 193,600 shares of Pegasus' Class A Common Stock, par value $0.01 per share, (the "Common Stock") (the Common Stock issuable upon exercise of the Warrants and being referred to herein as the "Warrant Shares");

         WHEREAS, there is currently outstanding under the Warrant Agreement 28,950 Warrants to purchase an aggregate of 112,094 of Warrant Shares (giving effect to a two-for-one stock split, in the form of a stock dividend, effective May 30, 2000);

         WHEREAS, Section 23 of the Warrant Agreement provides that the Warrant Agreement may, from time to time, be supplemented and amended, without the consent of any holders of Warrant Certificates, to make any provisions in regard to matters arising under the Warrant Agreement which are necessary and which shall not in any way materially adversely effect the interest of the holders of the Warrant Certificates;

         WHEREAS, Section 14(o) of the Warrant Agreement provides that, concurrent with the consummation of a reorganization of Pegasus, the corporation formed by or surviving such transaction, as the Successor Guarantor, shall enter into a supplemental warrant agreement so providing.

         WHEREAS, Pegasus intends to effect a reorganization ("Reorganization") of its corporate structure pursuant to Section 251(g) of the Delaware General Corporation Law, thus resulting in the Company's becoming the holding company and parent corporation of Pegasus.

         WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Warrant Agreement;

         WHEREAS, all other acts and proceedings required by law, by the Warrant Agreement and by the certificate of incorporation and by-laws of the Company to make this Supplemental Warrant Agreement a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the



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receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Warrant Certificates, the Company and the Warrant Agent hereby agree as follows:

         Section 1. Amendment to the Warrant Agreement

         The "Company," as defined in the Warrant Agreement, shall be Pegasus Holdings Corporation I, a Delaware corporation (to be renamed Pegasus Communications Corporation) which hereby assumes, and shall succeed to, all of Pegasus' obligations under the Warrant Agreement as Successor Guarantor to Pegasus.

         Section 2. Effectiveness

         This First Supplemental Warrant Agreement will become effective and binding upon the Company, the Warrant Agent and the Warrant holders concurrent with the consummation of the Reorganization.

         Section 3. Reference to and Effect on the Warrant Agreement


         (a) On and after the effective date of this First Supplemental Warrant Agreement, each reference in the Warrant Agreement to "this Warrant Agreement," "hereunder," "hereof," or "herein" shall mean and be a reference to the Warrant Agreement as supplemented by this First Supplemental Warrant Agreement unless the context otherwise requires.

         (b) Upon the effective date of this First Supplemental Warrant Agreement, the Warrant Shares shall be exercisable for the same kind and amount of securities, cash or other assets of the Company as of Pegasus. In addition, the Warrants of the Company will continue to be represented by the same Warrant Certificates that previously represented Warrants of Pegasus.

         (c) Except as specifically amended above, the Warrant Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         Section 4. Governing Law

         This First Supplemental Warrant Agreement shall be construed and enforced in accordance with the laws of the State of New York.

         Section 5. Defined Terms

         Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Warrant Agreement.

         Section 6. Warrant Agent Disclaimer

         The recitals contained in this First Supplemental Warrant Agreement shall be taken as the statements of the Company, and the Warrant Agent assumes


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no responsibility for their correctness. The Warrant Agent makes no representations as to the validity or sufficiency of this First Supplemental Warrant Agreement.

         Section 7. Counterparts and Method of Execution

         This First Supplemental Warrant Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

         Section 8. Titles

         Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Warrant Agreement as set forth in the text.

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Warrant Agreement to be executed as of the day and year first above written.


                                        The Company:

                                        PEGASUS HOLDINGS CORPORATION I

                                        By: /s/ Scott A. Blank
                                            -----------------------
                                            Name:  Scott A. Blank
                                            Title: Vice President




                                        The Warrant Agent:

                                        FIRST UNION NATIONAL BANK

                                        By: /s/ Topaze M. Miller
                                           ----------------------------
                                           Name:  Topaze M. Miller
                                           Title: Corporate Trust Officer

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